Exhibit 23(j)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to Registration Statement No. 2-75503 of Maxim Series Fund, Inc. on Form N-1A of our reports dated February 9, 2000 and to the reference to us under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which are also part of such Registration Statement.


/s/ Deloitte & Touche LLP

Denver, Colorado
April 25, 2000